UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2020

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On July 30, 2020, Northern Oil and Gas, Inc. (the “Company”) entered into an exchange agreement with holders of the Company’s 8.5% Senior Secured Notes due 2023 (the “Notes”). Pursuant to this agreement, the Company agreed to issue $3.7 million in agreed upon value of the Company’s common stock, par value $0.001 per share (“Common Stock”) in exchange for $4.0 million aggregate principal amount of the Notes and accrued interest thereon. The number of shares of Common Stock to be issued in this exchange will be based on a forward volume-weighted average price (“VWAP”) mechanism. This transaction is expected to close and the shares of Common Stock are expected to be issued on or about September 8, 2020. Upon the closing of this transaction, the Company expects to have approximately $293.3 million remaining principal amount of Notes outstanding.

On July 30, 2020, the Company entered into an exchange agreement with holders of the Company’s 6.5% Series A Perpetual Cumulative Convertible Preferred Stock (the “Preferred Stock”). Pursuant to this agreement, the Company agreed to issue $4.0 million in agreed upon value of Common Stock in exchange for 75,970 shares (or $7.6 million of liquidation value) of Preferred Stock. The number of shares of Common Stock to be issued in this exchange will be based on a forward volume-weighted average price (“VWAP”) mechanism. This transaction is expected to close and the shares of Common Stock are expected to be issued on or about September 8, 2020. Upon the closing of this transaction, the Company expects to have approximately $221.9 million remaining liquidation value of Preferred Stock outstanding.

The issuance of the shares of Common Stock in exchange for the Notes and the Preferred Stock is being made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 7.01.  Regulation FD Disclosure.

On July 31, 2020, the Company issued a press release relating to agreements to acquire assets in the Williston Basin and the exchange agreements described in Item 3.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Northern Oil and Gas, Inc., dated July 31, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2020	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary